Exhibit 99.1
News Release

For Immediate Release	For Further Information Contact:
March 8, 2006	Jennifer Noda

Investor Relations Analyst (407) 822-2815
HUGHES SUPPLY ANNOUNCES 58% GROWTH IN FOURTH QUARTER EARNINGS ON 23% SALES GROWTH
RECORD ORGANIC SALES GROWTH OF 19%
Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida
     Hughes Supply, a leading distributor of construction, repair and maintenance-related products, today reported its unaudited results of operations for the fourth quarter and for fiscal year 2006.
     For the fourth quarter ended January 31, 2006, net sales were $1.37 billion, an increase of 23% from $1.12 billion in the previous year’s fourth quarter. Organic sales growth was a strong 19%, our highest-ever organic growth rate, with double-digit growth reported in six of the seven business segments. Net income grew 58% to $32.8 million compared to $20.7 million in the previous year’s fourth quarter. Earnings per diluted share grew 58% to $0.49, on 67.2 million average shares outstanding, compared to $0.31 per diluted share on 66.5 million average shares outstanding in the previous year’s fourth quarter.
     For the fiscal year ended January 31, 2006, net sales were a record $5.44 billion, an increase of 23% from $4.42 billion in the previous fiscal year. Organic sales growth was 13%, with double-digit growth reported in five of the seven business segments. Net income grew 23% to a record $151.7 million compared to $123.7 million in the previous fiscal year. Earnings per diluted share grew 16% to $2.27, on 66.8 million average shares outstanding, compared to $1.95 per diluted share on 63.4 million average shares outstanding in the previous fiscal year.
     “Thanks to the exceptional efforts of our employees, net sales, earnings and all key metrics for the year exceeded our original goals and surpassed the extraordinary results of the prior fiscal year. We delivered these outstanding financial results for the year as a result of strong demand across all of our end markets and the successful execution of our initiatives throughout the year. The record sales, earnings and cash flow we achieved are a continuing indication of the tremendous growth and profit improvement opportunities available in our company and our industry,” stated Tom Morgan, President and Chief Executive Officer.
     “We are also very pleased with the success achieved in our information systems conversions and upgrades throughout the year. At year-end, all of our core businesses were on the Hughes Unified operating platform, we are close to completing the conversion to Oracle Financials and we have begun upgrading our purchasing system to provide state-of-the-art demand forecasting. Each of these technological improvements will help us improve customer service, inventory, payable and receivable management and matrix pricing disciplines, driving increased efficiency and profitability across our businesses while providing a platform for future growth,” Morgan commented.
Net Sales
     The Company’s fourth quarter net sales of $1.37 billion included $42.1 million of net sales from the National Construction Products, R.A.M. Pipe & Supply and TVESCO acquisitions completed within the last fiscal year. Strong fourth quarter organic sales growth of 19% reflected continued strength across the commercial, residential, industrial and infrastructure end markets, along with higher PVC and copper prices. Higher prices were estimated to account for approximately one-fifth of the Company’s fourth quarter organic sales growth.

Segment Net Sales
     Segment net sales and organic sales growth for the fourth quarter and the fiscal year 2006 are summarized below:

	Reported Net Sales			Reported Net Sales
	Fourth Quarter		Organic	Fiscal Year		Organic
($ Millions)	FY2006	FY2005	Sales Growth	FY2006	FY2005	Sales Growth

Water & Sewer	$361.9	$277.3	31%	$1,448.6	$1,200.0	19%

Plumbing/HVAC	267.2	257.7	2%	1,125.2	1,016.4	2%

Utilities	252.9	173.3	23%	917.9	500.1	17%

MRO	113.4	93.0	22%	481.6	442.5	10%

Electrical	132.0	112.4	17%	493.6	460.7	7%

Industrial PVF	116.6	97.7	19%	463.7	362.7	28%

Building Materials	76.6	63.9	16%	301.1	254.0	16%

Other	50.9	43.9	21%	206.0	186.2	15%

Total	$1,371.5	$1,119.2	19%	$5,437.7	$4,422.6	13%

•	The Water & Sewer segment experienced exceptional organic sales growth of 31% in the quarter due to increased residential, commercial and municipal projects across all regions, with particular strength in Kentucky, Arkansas, Arizona, Georgia, Nevada and Florida. In addition, significant price increases for PVC products contributed approximately one-fourth of the organic sales growth in the quarter.
•	The Plumbing/HVAC segment reported organic sales growth of 2% in the quarter. The Plumbing business remains a challenge as we continue to implement initiatives to strengthen market share and improve margins and the overall cost structure.
•	The Utilities segment reported strong organic sales growth of 23%, its eighth consecutive quarter of double-digit growth. The sales growth was driven by higher demand in most regions, large project orders for transformers and cable, hurricane recovery work, expanded alliance contracts and increased meter sales.

•	The MRO segment reported organic sales growth of 22% in the quarter. The growth was primarily attributable to increased sales of HVAC equipment and higher renovation business. Additionally, the MRO business continues to benefit from improvement in apartment occupancy rates across all regions.

•	The Electrical segment reported strong 17% organic sales growth due to significant price increases in PVC and copper products, as well as increased commercial and residential construction activity, particularly in Florida, Texas and the Carolinas.

•	The Industrial PVF segment reported another strong quarter with organic sales growth of 19%, its eighth consecutive quarter of double-digit growth. The business continued to benefit from the strengthening of the petrochemical market and increased demand for project-related business.

•	The Building Materials segment reported another excellent quarter with organic sales growth of 16%. The sales growth was driven by increased commercial and municipal construction activity, primarily in Florida.
Operating Income
     In the fourth quarter, the Company’s gross margin ratio was 22.3%, down 30 basis points from the previous year, due primarily to a higher mix of lower margin Utilities business, which represented 18% of consolidated net sales. For the year, the Company’s gross margin ratio decreased to 22.1%, a 140 basis point decrease from the previous year due to business mix and higher product costs resulting from sharply increased commodity pricing in the first half of prior year.
     The Company improved its SG&A ratio to sales by 130 basis points to 17.2% in the fourth quarter, compared to 18.5% in the previous year. For the year, the SG&A ratio to sales improved by 150 basis points to 16.4%, due to sales leverage, productivity improvements and business mix.

     In the fourth quarter, the Company increased operating income 60% to $61.5 million and as a ratio to net sales improved to 4.5%. For the year, operating income improved 25% to $275.9 million and as a ratio to net sales improved to 5.1%.
Segment Operating Income
     Segment operating income and ratio to sales for the fiscal year are summarized below:

	Fiscal Year 2006		Fiscal Year 2005
					% Change
	Operating	Ratio to	Operating	Ratio to	Year-over-
($ Millions)	Income	Sales	Income	Sales	Year
Water & Sewer	$73.8	5.1%	$52.1	4.3%	42%

Plumbing/HVAC	20.7	1.8%	21.7	2.1%	(5)%

Utilities	33.5	3.6%	16.4	3.3%	104%

MRO	37.1	7.7%	35.0	7.9%	6%

Electrical	15.9	3.2%	8.7	1.9%	83%

Industrial PVF	63.1	13.6%	52.1	14.4%	21%

Building Materials	21.8	7.2%	21.3	8.4%	2%

Other & Corporate*	10.0	4.9%	13.6	7.3%	(26)%

Total	$275.9	5.1%	$220.9	5.0%	25%

* Includes Corporate items not allocated to the businesses. The unallocated Corporate items total approximately $0.6 million and $0.5 million for fiscal year 2006 and 2005, respectively.
Earnings and Cash Flow
In terms of earnings and cash flow, David Bearman, Chief Financial Officer, commented, “Despite merger related expenses and higher freight and fuel costs, this quarter we reduced the operating expense ratio to net sales to 17.8% or 140 basis points over the previous year’s fourth quarter. For the year, we improved the operating expense ratio to net sales by 150 basis points to 17.0%, further demonstrating our continued commitment to improving productivity and reducing our overall cost structure.
     “In addition, I am extremely pleased with our progress this year in the area of asset management. Higher earnings and a sharp focus on working capital efficiency, despite the requirements to support the extraordinary organic growth, allowed us to generate record operating cash flow of $188.0 million for the year, a 30% improvement over last year.
     The increased profitability and working capital efficiency helped us achieve an internal return on invested capital of over 30%, nearly double the internal return on invested capital of 16% two years ago, “ stated Bearman.
Outlook
     Tom Morgan commented, “We are entering fiscal year 2007 with good momentum and I would like to thank our over 9,700 employees for their extraordinary efforts and for building an organization that we can all be proud of. Their hard work, dedication and ability to focus on their day-to-day jobs enabled our business to turn in its strongest performance yet, with outstanding organic sales growth, record earnings per share and cash flow and improved return on invested capital.”
Conference Call
     Due to the pending acquisition by The Home Depot®, the Company will not hold a conference call this quarter.
About Hughes Supply, Inc.
     Hughes Supply, Inc., founded in 1928, is one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance-related products, with over 500 locations in

40 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,700 associates and generated annual net sales of over $5.4 billion in its last fiscal year ended January 31, 2006. Hughes is a Fortune 500 company and was named the #3 Most Admired Company in America in the Wholesalers: Diversified Industry segment by FORTUNE Magazine. For additional information on Hughes Supply, you may visit www.hughessupply.com.
Forward-Looking Statements
Except for historical information, all other information discussed in this news release consists of forward-looking statements under the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe”, “anticipate”, “estimate”, “expect”, “may”, “will”, “should”, “plan”, “intend”, “project”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance, and achievements expressed or implied by these statements. These risks and uncertainties include, but are not limited to, the ability of the Company and The Home Depot to satisfy the conditions to closing of the pending merger (including Company shareholder approval) and timing of the process, the effect on the Company’s business of the pending transaction, the strength of the construction market and the general economy, competition, delay in implementing operating systems, reliance on key personnel who may separate from the Company due to general attrition or due to additional uncertainties created by the pending merger, success in integrating and achieving expected profitability from acquired businesses, achieving enhanced profitability goals, fluctuating commodity prices, the Company’s fixed cost structure, customer credit policies, unexpected product shortages, product purchasing and supply, overseas movement of manufacturing facilities, and other factors set forth from time to time in filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release and under section 27A of the Securities Act and section 21E of the Exchange Act. Hughes Supply does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
In connection with the proposed merger, Hughes Supply has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Hughes Supply at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.
Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply’s participants in the solicitation is set forth in Hughes Supply’s definitive proxy statement dated February 27, 2006, for its Special Meeting of Shareholders relating to the merger.
Non-GAAP Financial Information This release refers to certain non-GAAP financial measures. As required by the Securities and Exchange Commission, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release and on the Company’s website at www.hughessupply.com in the “Investors” section. Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

Hughes Supply, Inc.
Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended
	January 31,	Ratio to	January 31,	Ratio to
	2006	Net Sales	2005	Net Sales	V%
Net Sales	$1,371.5		$1,119.2		23%
Cost of Sales	1,065.6		866.0

Gross Margin	305.9	22.3%	253.2	22.6%	21%

Operating Expenses:
Selling, general and administrative	235.3	17.2%	206.9	18.5%
Depreciation and amortization	9.1		7.8

Total operating expenses	244.4	17.8%	214.7	19.2%	14%

Operating Income	61.5	4.5%	38.5	3.4%	60%

Non-Operating (Expense) Income:
Interest expense	(8.5)		(9.0)
Interest and other income	2.4		2.8

	(6.1)		(6.2)

Income Before Income Taxes	55.4		32.3		72%
Income Taxes	22.6		11.6

Net Income	$32.8	2.4%	$20.7	1.8%	58%

Earnings Per Share:
Basic	$0.51		$0.32		59%

Diluted	$0.49		$0.31		58%

Weighted-Average Shares Outstanding:
Basic	64.8		64.5

Diluted	67.2		66.5

Net Sales by Segment:
Water & Sewer	$361.9		$277.3		31%
Plumbing/HVAC	267.2		257.7		4%
Utilities	252.9		173.3		46%
Maintenance Repair Operations (MRO)	113.4		93.0		22%
Electrical	132.0		112.4		17%
Industrial PVF	116.6		97.7		19%
Building Materials	76.6		63.9		20%
Other	50.9		43.9		16%

Total	$1,371.5		$1,119.2		23%

Hughes Supply, Inc.
Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Fiscal Years Ended
	January 31,	Ratio to	January 31,	Ratio to
	2006	Net Sales	2005	Net Sales	V%
Net Sales	$5,437.7		$4,422.6		23%
Cost of Sales	4,237.1		3,383.3

Gross Margin	1,200.6	22.1%	1,039.3	23.5%	16%

Operating Expenses:
Selling, general and administrative	890.7	16.4%	791.3	17.9%
Depreciation and amortization	34.0		27.1

Total operating expenses	924.7	17.0%	818.4	18.5%	13%

Operating Income	275.9	5.1%	220.9	5.0%	25%

Non-Operating (Expense) Income:
Interest expense	(35.2)		(30.6)
Interest and other income	8.9		8.0

	(26.3)		(22.6)

Income Before Income Taxes	249.6		198.3		26%
Income Taxes	97.9		74.6

Net Income	$151.7	2.8%	$123.7	2.8%	23%

Earnings Per Share:
Basic	$2.35		$2.01		17%

Diluted	$2.27		$1.95		16%

Weighted-Average Shares Outstanding:
Basic	64.7		61.4

Diluted	66.8		63.4

Net Sales by Segment:
Water & Sewer	$1,448.6		$1,200.0		21%
Plumbing/HVAC	1,125.2		1,016.4		11%
Utilities	917.9		500.1		84%
Maintenance Repair Operations (MRO)	481.6		442.5		9%
Electrical	493.6		460.7		7%
Industrial PVF	463.7		362.7		28%
Building Materials	301.1		254.0		19%
Other	206.0		186.2		11%

Total	$5,437.7		$4,422.6		23%

Hughes Supply, Inc.
Consolidated Balance Sheets
(unaudited)
(in millions)

	January 31,	January 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$181.5	$213.2
Accounts receivable, net	727.5	625.3
Inventories	690.6	633.9
Deferred income taxes	32.4	25.1
Other current assets	88.1	89.0

Total current assets	1,720.1	1,586.5

Property and equipment, net	117.9	92.8
Goodwill	770.4	718.6
Other assets	155.2	132.4

Total assets	$2,763.6	$2,530.3

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$45.4	$45.2
Accounts payable	572.4	503.9
Accrued compensation and benefits	72.4	58.7
Other current liabilities	74.7	63.4

Total current liabilities	764.9	671.2

Long-term debt	449.5	500.5
Deferred income taxes	116.1	72.3
Other noncurrent liabilities	37.0	32.4

Total liabilities	1,367.5	1,276.4

Shareholders’ equity:
Common stock	66.9	66.2
Capital in excess of par value	649.7	629.4
Retained earnings	701.0	573.3
Accumulated other comprehensive income	1.8	2.0
Unearned compensation	(23.3)	(17.0)

Total shareholders’ equity	1,396.1	1,253.9

Total liabilities and shareholders’ equity	$2,763.6	$2,530.3

Hughes Supply, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended		Fiscal Years Ended
	January 31,	January 31,	January 31,	January 31,
	2006	2005	2006	2005
Cash Flows from Operating Activities:
Net income	$32.8	$20.7	$151.7	$123.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9.1	7.8	34.0	27.1
Deferred income taxes	17.9	2.9	36.5	3.7
Other	3.8	5.2	10.7	18.4
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	68.7	77.6	(88.7)	(57.6)
Inventories	16.5	(30.1)	(45.4)	(105.0)
Other assets	(6.2)	(9.3)	(8.6)	(28.1)
Accounts payable	(127.9)	28.4	64.0	149.2
Accrued compensation and benefits	19.2	15.9	12.4	15.6
Other liabilities	(33.0)	(47.8)	21.4	(1.8)

Net cash provided by operating activities	0.9	71.3	188.0	145.2

Cash Flows from Investing Activities:
Capital expenditures	(26.4)	(9.7)	(69.8)	(27.2)
Proceeds from sale of property and equipment	9.3	39.4	18.1	78.2
Business acquisitions, net of cash acquired	(7.2)	(129.2)	(89.7)	(230.6)
Net investment in corporate owned life insurance	—	—	—	(11.4)

Net cash used in investing activities	(24.3)	(99.5)	(141.4)	(191.0)

Cash Flows from Financing Activities:
Net borrowings under short-term debt arrangements	—	(0.1)	—	(100.1)
Principal payments on other debt	(42.3)	(35.3)	(52.1)	(46.0)
Proceeds from issuance of long-term debt, net	—	—	—	295.7
Proceeds from issuance of common stock, net	—	—	—	114.8
Dividends paid	(6.0)	(4.2)	(22.3)	(15.3)
Other	1.4	11.4	(3.9)	1.6

Net cash (used in) provided by financing activities	(46.9)	(28.2)	(78.3)	250.7

Net (Decrease) Increase in Cash and Cash Equivalents	(70.3)	(56.4)	(31.7)	204.9
Cash and Cash Equivalents, Beginning of Period	251.8	269.6	213.2	8.3

Cash and Cash Equivalents, End of Period	$181.5	$213.2	$181.5	$213.2

Hughes Supply, Inc.
Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure
(unaudited)
($ in millions)
While Hughes Supply, Inc. (the “Company”) reports its results of operations using generally accepted accounting principles (“GAAP”), management believes that certain non-GAAP performanGA measures and ratios used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP measures can provide additional analysis of underlying trends of the business because they provide a comparison of historical information that excludes certain items that do not represent results from the fundamental operations of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The reconciliation below provides the information required by Regulation G of the Securities Exchange Act of 1934, as amended, related to the disclosure of non-GAAP financial measures. Such non-GAAP financial measures have been disclosed by the Company in connection with its earnings release announcing the Company’s results of operations for the quarter ended January 31, 2006.
Organic Sales Growth (1)
Organic Sales Growth for the Company is computed as follows:

Fiscal Year 2006	Three Months Ended			Twelve Months Ended
	January 31,	January 31,		January 31,	January 31,
	2006	2005	% Variance	2006	2005	% Variance
Existing Sales Base	$1,321.1	$1,109.7	19%	$4,962.3	$4,341.4	14%
Branch Openings/Closures	8.3	7.3		27.5	70.0
Acquisitions	42.1	38.2		543.2	481.0

Organic Sales (1)	1,371.5	1,155.2	19%	5,533.0	4,892.4	13%
Excluded (Divested) Branches	—	2.2		2.3	11.2
Less: Pre-Acquisition Pro forma Sales	—	(38.2)		(97.6)	(481.0)

Reported Net Sales	$1,371.5	$1,119.2	23%	$5,437.7	$4,422.6	23%

Fiscal Year 2005	Three Months Ended			Twelve Months Ended
	January 31,	January 31,		January 31,	January 31,
	2005	2004	% Variance	2005	2004	% Variance
Existing Sales Base	$887.3	$750.0	18%	$3,656.2	$3,100.1	18%
Branch Openings/Closures	3.4	15.0		45.4	86.1
Acquisitions	228.5	201.6		1,037.1	912.4

Organic Sales (1)	1,119.2	966.6	16%	4,738.7	4,098.6	16%
Excluded (Divested) Branches	—	1.7		2.9	6.8
Less: Pre-Acquisition Pro forma Sales	—	(172.3)		(319.0)	(852.0)

Reported Net Sales	$1,119.2	$796.0	41%	$4,422.6	$3,253.4	36%

(1)	Organic sales is a measure used by management to assess the sales performance associated with branches we have had during each of the last two years (i.e., existing sales base), branches we have opened or closed within the last two years, and branches we have acquired during the last two years. Branches of any divested business are excluded from our calculation. For comparative purposes, prior period sales are reported on a pro forma basis to include pre-acquisition sales activity. We believe the methodology reflects the current sales performance of all of our branches, including those newly acquired.

Hughes Supply, Inc.
Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure
(unaudited)
($ in millions)
While Hughes Supply, Inc. (the “Company”) reports its results of operations using generally accepted accounting principles (“GAAP”), management believes that certain non-GAAP performance measures and ratios used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP measures can provide additional analysis of underlying trends of the business because they provide a comparison of historical information that excludes certain items that do not represent results from the fundamental operations of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The reconciliation below provides the information required by Regulation G of the Securities Exchange Act of 1934, as amended, related to the disclosure of non-GAAP financial measures. Such non-

Organic Sales Growth by Segment:

Organic Sales Growth by Segment is computed as follows:

	Consolidated Net Sales		Organic Sales
	Three Months Ended		Three Months Ended
	January 31,	January 31,	January 31,	January 31,	Variance
	2006	2006	2006	2005(1)	Variance
Water & Sewer	$361.9	$277.3	$361.9	$277.3	31%
Plumbing/HVAC	267.2	257.7	267.2	260.9	2%
Utilities	252.9	173.3	252.9	205.8	23%
MRO	113.4	93.0	113.4	93.0	22%
Electrical	132.0	112.4	132.0	112.4	17%
Industrial PVF	116.6	97.7	116.6	97.7	19%
Building Materials	76.6	63.9	76.6	65.9	16%
Other	50.9	43.9	50.9	42.2	21%

Total	$1,371.5	$1,119.2	$1,371.5	$1,155.2	19%

	Consolidated Net Sales		Organic Sales
	Twelve Months Ended		Twelve Months Ended
	January 31,	January 31,	January 31,	January 31,	Variance
	2006	2006	2006	2005(1)	Variance
Water & Sewer	$1,448.6	$1,200.0	$1,448.6	$1,220.1	19%
Plumbing/HVAC	1,125.2	1,016.4	1,133.1	1,111.5	2%
Utilities	917.9	500.1	1,004.0	857.0	17%
MRO	481.6	442.5	481.6	439.6	10%
Electrical	493.6	460.7	493.6	460.7	7%
Industrial PVF	463.7	362.7	463.7	362.7	28%
Building Materials	301.1	254.0	303.5	262.4	16%
Other	206.0	186.2	204.9	178.4	15%

Total	$5,437.7	$4,422.6	$5,533.0	$4,892.4	13%

1.) Organic sales during the fourth quarter of fiscal year 2005 includes $33.0 million, $3.2 million, and $2.0 million of pre-acquisition pro forma sales in the Utilities segment (TVESCO), the Plumbing/HVAC segment (Ram Pipe and Supply, Inc. (“Ram Pipe”)), and the Building Materials segment (National Construction Products, Inc. (“National”)), respectively. The fourth quarter organic sales excludes $1.7 million and $0.5 million of net sales associated with a branch in the Mechanical product line within our Other category and a divested business in in our Utilities segment, respectively.
2.) Organic sales during fiscal year 2006 includes includes $87.3 million, $7.9 million, and $2.4 million of pre-acquisition pro forma sales in the Utilities segment (TVESCO), the Plumbing/HVAC segment (Ram Pipe), and the Building Materials segment (National), respectively, and excludes $1.2 million and $1.1 million of net sales associated with a divested business in our Utilities segment and a branch in the Mechanical product line within our Other category, respectively.
3.) Organic sales during fiscal year 2005 includes includes $357.4 million, $95.1 million, $20.1 million, and $8.4 million of pre-acquisition pro forma sales in the Utilities segment (SWP/WSE and TVESCO), the Plumbing/HVAC segment (Todd Pipe & Supply and Ram Pipe), the Water & Sewer segment (Standard Wholesale Supply Company), and the Building Materials segment (National), respectively, and excludes $7.8 million, $2.9 million, and $0.5 million of net sales associated with a branch in the Mechanical product line within our Other category, a divested business in our MRO segment, and a divested business in our Utilities segment, respectively.

Hughes Supply, Inc.
Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure
(unaudited)
($ in millions)
While Hughes Supply, Inc. (the “Company”) reports its results of operations using generally accepted accounting principles (“GGAP”), management believes that certain non-GAAP performance measures and ratios used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP measures can provide additional analysis of underlying trends of the business because they provide a comparison of historical information that excludes certain items that do not represent results from the fundamental operations of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The reconciliation below provides the information required by Regulation G of the Securities Exchange Act of 1934, as amended, related to the disclosure of non-GAAP financial measures. Such non-
Internal Return on Invested Capital (ROIC)(1)
Internal Return on Invested Capital for the Company is computed as follows:
Fiscal Year 2006

	Annualized
	12 Months
	Ended 1/31/06
Income before income taxes	$249.6
Add: Interest expense	35.2
Depreciation & amort.	34.0

Pre-tax return	$318.8	(a)

	Rolling 12
	Month Avg.
	FY 2006		1/31/2006	12/24/2005	11/26/2005	10/31/2005	9/24/2005	8/27/2005	07/31/2005	6/25/2005	5/28/2005	4/30/2005	3/26/2005	2/26/2005
Accounts receivable, net	$734.3		$727.5	$778.6	$815.7	$796.8	$784.0	$770.4	$733.8	$705.0	$717.2	$692.6	$649.9	$640.2
Inventories	686.5		690.6	732.3	720.2	707.8	695.6	683.2	675.6	671.5	678.8	664.3	665.1	652.9
Property and equipment, net	105.0		117.9	116.7	110.8	110.4	108.7	107.7	107.8	99.4	97.2	96.1	93.8	93.7
Property and equipment accumulated depreciation	102.6		102.4	104.8	104.7	103.2	102.9	101.7	100.8	103.7	102.8	102.3	101.6	100.4
Accounts Payable	(567.5)		(572.4)	(582.8)	(624.0)	(699.5)	(543.8)	(556.0)	(589.3)	(499.5	) (548.2)	(583.5)	(501.5)	(509.4)

Average invested capitital	$ l1,060.9	(b)

ROIC for FY 2006	30.1%(a)/(b)

Fiscal Year 2004

	Annualized
	12 Months
	Ended 1/30/04
Income before income taxes	$94.5
Add: Interest expense	34.6
Depreciation & amort.	21.2

Pre-tax return	$150.3	(a)

	Rolling 12
	Month Avg.
	FY 2004		1/30/2004	12/26/2003	11/28/2003	10/31/2003	9/26/2003	8/29/2003	08/1/2003	06/27/2003	5/30/2003	05/2/2003	3/28/2003	2/28/2003
Accounts receivable, net	$467.6		$493.3	$481.6	$473.5	$497.2	$490.3	$482.1	$482.1	$459.7	$454.3	$459.8	$426.7	$423.5
Inventories	456.9		467.0	499.5	437.8	430.3	446.3	447.5	436.9	459.2	463.1	466.5	470.4	458.1
Property and equipment, net	167.9		161.8	176.7	172.0	173.0	171.5	171.3	170.4	168.6	164.9	163.6	161.3	160.1
Property and equipment accumulated depreciation	119.6		122.7	22.8	122.9	121.9	121.0	120.4	119.4	118.5	117.6	117.1	116.1	115.3
Accounts Payable	(270.7)		(308.3)	(278.9)	(261.1)	(304.7)	(284.0)	(270.1)	(279.6)	(250.5)	(252.9)	(274.8)	(240.3)	(243.0)

Average invested capital	$941.3	(b)

ROIC for FY 2004	16.0%(a)/(b)

Note:
(1) Internal Return on Invested Capital (ROIC) is the Company’s rate of return on capital that has been invested. Management uses ROIC as a measure of how effectively capital is allocated in core operations.